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Exhibit 21

SUBSIDIARIES OF THE COMPANY

State of Organization
Corporations
American Spectrum Realty Management, Inc.	Delaware
American Spectrum Realty Properties, Inc.	Maryland
ASR Sam Houston I, Inc.	Texas
Limited Partnerships
American Spectrum Holdings-Hazelwood, L.P.	Missouri
American Spectrum Realty Operating Partnership, L.P.	Delaware
ASR Park Ten 350, L.P.	Texas
ASR Park Ten 360, L.P.	Texas
ASR 800 Sam Houston, L.P.	Delaware
ASR 5450 NW, L.P.	Delaware
ASR 5850 San Felipe, L.P.	Delaware
ASR 11500 NW, L.P.	Delaware
ASR Sam Houston, L.P.	Texas
ASR Washington, L.P.	Texas
ASR Westheimer, L.P.	Texas
Lindbergh Boulevard Partners	Missouri
Market Columbia, L.P.	California
Nooney Rider Trail, L.P.	Delaware
Pasadena Autumn Ridge, L.P.	Texas
Sierra Pacific Development Fund II, L.P.	Delaware
Limited Liability Companies
American Spectrum Holdings (CGS), LLC	Delaware
American Spectrum Holdings (Lindbergh). LLC	Delaware
American Spectrum Holdings (Pasadena), LLC	Delaware
American Spectrum Holdings (SPIP-V), LLC	Delaware
American Spectrum Holdings (Washington), LLC	Delaware
American Spectrum Holdings (Westheimer), LLC	Delaware
ASR 800 Sam Houston, LLC	Delaware
ASR 5450, LLC	Delaware
ASR 5850 San Felipe, LLC	Delaware
ASR 11500 NW, LLC	Delaware
ASR NRT, LLC	Delaware
Back Bay, LLC	Delaware
Countryside Exec Center, LLC	Delaware
Leawood, LLC	Delaware
Leawood KS, LLC	Delaware
Market Columbia, LLC	Delaware
McDonnell Associates, LLC	Delaware
Nooney Income Fund II, LLC	Delaware
Nooney Income Fund, LLC	Delaware
Nooney Real Property Investors Two, LLC	Delaware
Nooney Rider Trail, LLC	Delaware
Northcreek, LLC	Delaware
Oakgrove Commons, LLC	Delaware
Pacific Spectrum, LLC	Arizona
Plaza Center, LLC	Delaware
Seventy Seven, LLC	Delaware
Sierra Creekside, LLC	Delaware

SUBSIDIARIES OF THE COMPANY (continued)
Sierra Pacific Development Fund II, LLC	Delaware
Sierra Pacific Development Fund III, LLC	Delaware
Sierra Pacific Development Fund, LLC	Delaware
Sierra Pacific Pension Investors 84, LLC	Delaware
Sierra Southwest Pointe LLC	Delaware
Sorrento II, LLC	Delaware
Third Coast, LLC	Delaware
Partnerships
Sierra Creekside Partners	California
Sierra Mira Mesa Partners	California
Sorrento I Partners	California
Sorrento II Partners	California

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  Exhibit 21